[Deloitte & Touche LLP letterhead]



                                   EXHIBIT 23

                             STIFEL FINANCIAL CORP.
                        CONSENT OF INDEPENDENT AUDITORS









We consent to the incorporation by reference in the registration statements of Stifel Financial Corp. and Subsidiaries on Form S-8 (file numbers 2-94326, 33-10030, 33-20568, 333-37805, 333-37807 and 333-84717) and on Form S-3 (file number 33-53699) of our report dated March 10, 2000, incorporated by reference in the Annual Report on Form 10-K of Stifel Financial Corp.for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP


March 30, 2000
St. Louis, Missouri